Exhibit 99.1

4Q 2022 – Investor Presentation March 2023

Disclaimer BM Technologies is not a bank , and it does not directly provide banking products or services . The Company provides compliant technology solutions, program management, and operational support including core processing, customer service, and fraud and investigation services to FDIC insured partner banks . Any reference in this presentation to “banking” or “banking services” is in reference to the Company’s provision of technology services to its partner banks and customers of the partner banks . The BankMobile brand and trademark is only used in reference to services being provided by an FDIC insured partner bank . This presentation is for informational purposes only and should not be relied on for any other purpose . No representations or warranties, express or implied, are given in, or with respect to, this presentation . Industry and market data used in this presentation have been obtained from third - party industry sources as well as from research reports prepared for other purposes . The Company has not independently verified the data obtained from these sources and cannot assure you of the accuracy or completeness of the data . The data is subject to change . Cautionary Statement Regarding Forward - Looking Statements This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . In general, forward - looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this presentation include the expected cost savings from the Profit Enhancement Plan ("PEP"), the expected margin improvement on servicing fees, and our 2023 Financial Outlook . Forward - looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties . Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward - looking statements . Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward - looking statements as a result of various factors . Factors that could cause or contribute to such differences include but are not limited to general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BaaS partners . Further information regarding additional factors which could affect the forward - looking statements contained in this presentation can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD - LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10 - K, and other documents subsequently filed with the Securities and Exchange Commission (“SEC”) . The Company’s SEC filings are available publicly on the SEC website at www . sec . gov . Many of these factors are beyond the Company’s ability to control or predict . If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward - looking statements . Accordingly, shareholders and investors should not place undue reliance on any such forward - looking statements . Any forward - looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward - looking statements, whether as a result of new information, future events, or otherwise, unless required by law . BMTX qualifies all forward - looking statements by these cautionary statements . Non - GAAP Financial Measures This presentation includes certain financial measures that are not defined by U . S . generally accepted accounting principles (“GAAP”), and as such, are considered non - GAAP financial measures . Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including merger expenses, fair value mark to market income or expense associated with certain warrants, and non - cash share - based compensation . Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance . Investors are cautioned that these non - GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies . Also, these non - GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP . Because of these limitations, you should consider Core EBITDA along side other financial performance measures, including net income (loss) and other financial results presented in accordance with GAAP . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the Non - GAAP Reconciliations included in the Appendix to this presentation . 2

BMTX at a Glance Listed on: • Leading digital banking platform and “Banking - as - a - Service” provider • Innovative, efficient, risk - oriented Fintech with a Sponsor Bank model • Robust in - house risk management, compliance, and program management capabilities • Servicing millions of customers and $ 1 B+ in deposits while providing significant benefits to its customers and partners BM Technologies’ BaaS digital banking platform enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers and partners 3 4.8 Apple App Store Rating մմմմմ BM Technologies NYSE American: BMTX 2022 Revenue $83.6M 2022 Core EBITDA 1 $14.5M 1) Note: Core EBITDA is a non - GAAP measure, see slide 13 for further detail.

$3.7 $29.0 $14.5 2020 2021 2022 $66.5 $95.0 $83.6 2020 2021 2022 2022 Year in Review 1) Note: Core EBITDA is a non - GAAP measure, see slide 13 for further detail. Core EBITDA 1 ($M) 4 Revenue ($M) • $ 1 . 8 B average consolidated serviced deposits • $ 2 . 9 B consolidated BMTX debit spend • $ 12 . 2 B in financial aid disbursed • Approximately 500 k new account sign ups • Approximately 750 college & university partners Full Year 2022 Financial Highlights

Account Performance Metrics 1) Highly active users have both direct deposit and a minimum of 5 transactions per month 5 Revenue per 90 - day active account was $185 in 2022 Average deposit balance per 90 - day active account was $4,322 in 2022 Average debit card spend for highly active users was $ 17 , 700 annualized in 4 Q 2022 Average deposit balance of highly active users was $ 3 , 200 in 4 Q 2022 Highly active users make up approximately 20 % of active users Revenue Deposits Highly Active BaaS Users 1 Average spend per 90 - day active account was $6,975 in 2022 Spend

6 2023 Business Updates New Partner Bank Updated Partner Bank • New deposit servicing agreement with variable rate structure • Durbin - exempt partner bank provides further benefit to interchange revenue • Existing and largest BaaS partnership renewed through 2025 • Continued access to tens of millions of customers BaaS Partner Renewal • New Customers Bank deposit servicing agreement for existing and largest BaaS partner with variable rate structure

# Execution Plan

| | |
|---|---|
| **Growth Strategy** | • Continue to execute and enhance our "Customer for Life" strategy<br>• Build pipeline of new opportunities with mid to large size customers<br>• Technology enhancements to improve user experience, adoption, and retention<br>• Develop strategic partnerships that add value to existing customers and create access to new customers |
| **Cost Reductions** | • PEP is expected to deliver approximately $15M in 2023 cost reductions, improve margins, and operating cash flow<br>• Currently on target with approximately $7M of annualized savings realized during Q1 2023, primarily related to headcount<br>• Concurrently implementing multiple operational efficiency improvements throughout business operations to yield additional expected savings over remainder of 2023 |
| **2023 Financial Outlook** | • Core EBITDA[1] results for 1H 2023 are expected to be in-line with 2H 2022<br>• Significant improvement is expected in 2H 2023 when new variable rate servicing fees, Durbin-exempt interchange fees, and PEP savings begin to be fully realized<br>• Core EBITDA[1] estimated at approximately $14M for full year 2023<br>• Generate positive free cash flow in 2H 2023<br>• Continue to evaluate strategic opportunities to increase shareholder value |

1) Note: Core EBITDA is a non-GAAP measure, see slide 13 for further detail.

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Bmt

8 Strengthened Management Team Luvleen Sidhu, Founder, Chair, CEO Raj Singh Co - CEO Jamie Donahue President Jim Dullinger CFO Leading the Next Phase of Growth Insert Headshot Insert Headshot Insert Headshot Insert Headshot

Attractive Valuation 1 • Market capitalization is <3.0x 2022 Core EBITDA 2 • Market capitalization is <0.6x 2022 Revenues Market Leader in Higher Education • Dominant higher education market share • ~ 750 college and university campus partners provide access to 5M college students • Replenishing TAM w/ new incoming students each year • Significant barriers to entry in highly regulated space • >$500M average balance of nearly noninterest - bearing deposits • >$12B of refunds disbursed annually • 99% retention of school partners Dominant FinTech in BaaS Market • Among the largest and most established FinTech companies in terms of scale, customers, and deposits • Strong and positive brand recognition across millions of current and former customers/account holders • Renewed BaaS partnership with leading mobile carrier providing access to tens of millions of customers • Partnership with Helix by Q2, Inc. • Strong in - house compliance, BSA/AML, fraud prevention, and customer service Financial Strength • Financially strong, debt free, with operating free cash flow • Low Customer Acquisition Cost • Strong margins on incremental revenues • New partner bank agreements offer better economics with variable rate pricing structure 9 Summary Investment Highlights 1) Based on closing share price and outstanding shares on 3/24/2023 2) Note: Core EBITDA is a non - GAAP measure, see slide 13 for further detail.

Appendix 10

# B2B2C Approach – Low Customer Acquisition Cost


Consumers
Students
Customers
Employees
Clients and Partners
Natural Checkout Moments
Bmt
Bank Partners

**Higher-Ed Banking**

- Distribute financial aid refunds and other disbursements
- Eliminate administrative burden and complexity
- Offer students access to banking services
- Reduce processing costs by ~$125k / year / client



**Banking-as-a-Service ("BaaS")**

- Offer financial services through BaaS partnerships
- Attract customers by improving banking experience in historically-underserved segments
- Deliver customizable, partner branded rewards and special offers to further drive loyalty
- Create net-new, passive revenue streams for partners with lower customer attrition
- Helix by Q2, Inc. partnership will provide additional BaaS customer leads



**Niche D2C**

- Deploy differentiated financial products targeted to underserved affinity groups
- Modern digital banking experience via interest-bearing accounts, no fees and unique value propositions for segments



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Card Revenue 27% Interchange and MasterCard incentive income based on card activity and out - of - network ATM fees * % of 2022 Revenues Deposit Servicing Fees 53% Fee charged to partner bank(s) based on average balances of serviced deposits Account Fees 11% Monthly account fees, wire fees, and card replacement fees University Fees 7% Subscription and transactional fees charged to colleges based on enrollment size, competitive marketplace and disbursement channels, and options Other Fees 2% Various other fees 12 Revenue Breakout By Major Category* Summary Income Statement 1 1) Note: Core EBITDA, Core EBITDA Margin and Core OpEx are non - GAAP measures. Diversified Revenue Streams

# Non-GAAP Reconciliations

**Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss)** (in thousands, except per share data)

| | Q4 | Q3 | Q2 | Q1 | Q4 | Twelve Months Ended December 31, | |
|---|---|---|---|---|---|---|---|
| | 2022 | 2022 | 2022 | 2022 | 2021 | 2022 | 2021 |
| GAAP net income (loss) | $ (4,185) | $ (4,920) | $ 4,362 | $ 3,964 | $ (1,350) | $ (779) | $ 17,043 |
| Add: loss (gain) on FV of private warrant liability | (1,151) | 1,369 | (5,640) | (2,644) | 764 | (8,066) | (17,225) |
| Add: merger expenses | — | — | 1 | 289 | 65 | 290 | 65 |
| Add: non-cash equity compensation | 2,641 | 2,743 | 3,053 | 2,919 | 3,386 | 11,356 | 11,343 |
| Less: tax (@ 27%) on taxable non-core items | — | — | — | (78) | (18) | (78) | (18) |
| **Core net income (loss)** | **$ (2,695)** | **$ (808)** | **$ 1,776** | **$ 4,450** | **$ 2,847** | **$ 2,723** | **$ 11,208** |
| Core diluted shares | 11,942 | 11,995 | 12,600 | 12,563 | 11,939 | 11,942 | 11,939 |
| **Core diluted earnings (loss) per share** | **$ (0.23)** | **$ (0.07)** | **$ 0.14** | **$ 0.35** | **$ 0.24** | **$ 0.23** | **$ 0.94** |
| **GAAP diluted earnings (loss) per share** | **$ (0.35)** | **$ (0.41)** | **$ 0.35** | **$ 0.32** | **$ (0.11)** | **$ (0.07)** | **$ 1.43** |

**Reconciliation - GAAP Net Income (Loss) to Core EBITDA** (in thousands)

| | Q4 | Q3 | Q2 | Q1 | Q4 | Twelve Months Ended December 31, | |
|---|---|---|---|---|---|---|---|
| | 2022 | 2022 | 2022 | 2022 | 2021 | 2022 | 2021 |
| GAAP net income (loss) | $ (4,185) | $ (4,920) | $ 4,362 | $ 3,964 | $ (1,350) | $ (779) | $ 17,043 |
| Add: loss (gain) on FV of private warrant liability | (1,151) | 1,369 | (5,640) | (2,644) | 764 | (8,066) | (17,225) |
| Add: depreciation and amortization | 3,004 | 2,995 | 3,030 | 3,073 | 3,105 | 12,102 | 11,959 |
| Add: interest | — | — | — | — | — | — | 96 |
| Add: taxes | (2,234) | (729) | 909 | 1,643 | 1,491 | (411) | 5,752 |
| Add: merger expenses | — | — | 1 | 289 | 65 | 290 | 65 |
| Add: non-cash equity compensation | 2,641 | 2,743 | 3,053 | 2,919 | 3,386 | 11,356 | 11,343 |
| **Core EBITDA** | **$ (1,925)** | **$ 1,458** | **$ 5,715** | **$ 9,244** | **$ 7,461** | **$ 14,492** | **$ 29,033** |

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